EXHIBIT 99.5


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 of 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 22, 2002


                    SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)


       Indiana                    1-3553               35-0672570
       -------                    ------               ----------
(State of Incorporation)  (Commission File Number)  (I.R.S. Employer
                                                   Identification No.)


              20 N.W. Fourth Street, Evansville, Indiana    47708
              ------------------------------------------    -----
               (Address of principal executive offices)   (Zip Code)



        Registrant's telephone number, including area code (812)491-4000


                                       N/A
             (Former name or address, if changed since last report.)



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Item 4.  Changes in Registrant's Certifying Accountant.

On March 22, 2002, the Audit Committee of the Board of Directors of Vectren Corporation (Vectren), the parent company of Southern Indiana Gas and Electric Company. (the "Company"), decided to replace Arthur Andersen LLP ("Arthur Andersen") as the Company's independent auditors, effective upon completion of a transition period which is expected to extend through the conclusion of their review of the financial results of the Company and its subsidiaries for the first quarter of 2002. The Audit committee has initiated the process for selecting a replacement firm for the 2002 fiscal year and expects to make a selection in the near future. The Audit Committee also determined that if subsequent circumstances make it advisable to replace Arthur Andersen sooner, that action would be taken.

In connection with the audits for the two most recent fiscal years and through the date hereof, there have been no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make reference thereto in its report on the financial statements of the Company for such time periods. Also, during those time periods, there have been no "reportable events," as such term is used in Item 304(a)(1)(v) of Regulation S-K.

Arthur Andersen's reports on the financial statements of the Company for the last two years neither contained an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company provided Arthur Andersen a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (the "Commission"). Arthur Andersen has provided the Company with a letter, addressed to the Commission, which is filed as Exhibit 16 hereto.

Item 7.  Exhibits

16 Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated March 26, 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
March 26, 2002


                                      By:  /s/ Jerome A. Benkert, Jr.
                                      ----------------------------------------
                                          Jerome A. Benkert, Jr.
                                          Executive Vice President, Chief
                                          Financial Officer, and Treasurer

                                                                   EXHIBIT 16


March 26, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam:

We have read paragraphs one through four of Item 4 included in the Form 8-K dated March 22, 2002 of Southern Indiana Gas and Electric Company filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


Arthur Andersen LLP


cc:      Jerome A. Benkert, Jr.
         Executive Vice President, Chief Financial
             Officer, and Treasurer
         Southern Indiana Gas and Electric Company